                                                                    EXHIBIT 10.7

                         AMENDED AND RESTATED AGREEMENT

      THIS AGREEMENT is effective as of the 28th day of February 2003, between Laurel Capital Group, Inc. (the "Corporation"), a Pennsylvania-charted bank holding company, and Laurel Savings Bank (the "Bank"), a Pennsylvania-charted savings bank and wholly owned subsidiary of the Corporation (collectively the "Employers"), and Edwin R. Maus (the "Executive").

                                   WITNESSETH

      WHEREAS, the Executive is presently an officer of the Corporation and the Bank, and the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

      WHEREAS, the Corporation and the Bank first entered into a written agreement on February 10, 1994 with respect to the employment of the Executive which agreement was amended from time to time and most recently amended pursuant to the terms of an Amended and Restated Agreement dated February 28, 2002; and

      WHEREAS, the Employers and the Executive believe certain revisions to the Amended and Restated Agreement are appropriate; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Employers (and not compete against the Employers as set forth herein) and in consideration of the Executive's agreeing to remain in the employ of the Employers (and not compete against the Employers as set forth herein), the parties desire to increase the Executive's compensation and also increase the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under certain specified circumstances; and

      WHEREAS, Executive is desirous of receiving the increase in compensation and the increase in severance benefits, and as a condition thereof Executive is willing and has agreed to abide by and faithfully perform the obligations of Employee set forth herein.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) ANNUAL COMPENSATION. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of Base Salary and bonus paid to the Executive by the Employers or any subsidiary thereof during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs.

      (b) BASE SALARY. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

      (c) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this subparagraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

      (d) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or the Bank representing 25% or more of the combined voting power of the Corporation's or the Bank's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Bank cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period.

      (e) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

      (g) DISABILITY. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

      (h) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a change in Control of the Corporation based on:

(i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers immediately prior to a Change in Control of the Corporation;

(ii) Without the Executive's express written consent, a reduction by the Employers in the Executive's Base Salary as the same may be increased form time to time or, except to the extent permitted by
            Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

(iii) The principal executive office of the Employers is relocated outside of the Pittsburgh, Pennsylvania metropolitan area or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employer's principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

(iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

(v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 13 hereof.

      (i) IRS. IRS shall mean the Internal Revenue Service.

      (j) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less that thirty (30) nor more that ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause; and
(iv) is given in the manner specified in Section 14 hereof.

      (k) RETIREMENT. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Employee in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

      2. TERM OF EMPLOYMENT.

      (a) The Employers hereby employ the Executive as President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of the Bank and Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the effective date of this Agreement and, subject to the requirements of the succeeding sentence, shall be deemed automatically, without further action, to extend for an additional year on each annual anniversary of the date of this Agreement. Prior to the anniversary of the date of this Agreement and each annual anniversary thereafter, the Boards of Directors of the Employers shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Boards of Directors does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Employers of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

      (b) During the term of this Agreement, the Executive shall perform such executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Boards of Directors.

      3. COMPENSATION AND BENEFITS.

      (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $186,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers, and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

      (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Employers. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

      (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which in no event shall be less than four weeks per annum. Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation. Executive shall be able to accumulate unused vacation time from one year to the next, not to exceed eight (8) weeks.

      (d) During the term of this Agreement, including any renewal thereof, the Employers shall provide the Executive with a full-sized, four-door automobile for the Executive's use, which automobile shall be replaced during the term hereof and any renewal thereof no less frequently than every three years. The Executive may purchase the Employers-provided automobile at fair market value.

      (e) During the term of this Agreement, the Employers shall provide medical coverage for the benefit of the Executive and his spouse until the Executive and his spouse shall have attained the age of 65. In the event of the death of the Executive prior to attaining age 65, the Employers shall pay to the Executive's spouse a monthly payment equal to the premium to continue medical coverage pursuant to the Consolidated Omnibus Medical Coverage Act of 1985, as amended ("COBRA") (or payment for similar coverage after the expiration of said spouse's COBRA rights) until such spouse is eligible for state or federal government subsidized medical benefits; but in no event shall such spouse be entitled to said payment after attaining age 65 or if such spouse has obtained equivalent medical coverage from another source.

      4. EXPENSES. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executives' residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

      5. TERMINATION.

      (a) The Employers shall have the right, at any time upon prior Notice of Termination to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

      (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than for Good Reason, the Executive shall have no right pursuant to the terms of this Agreement to compensation or other benefits for any period after the applicable Date of Termination except as otherwise provided herein.

      (c)(i) In the event that the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employers which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers, and as of the Executive's Date of Termination no Change in Control of the Corporation has occurred, no written agreement which contemplated a Change in Control of the Corporation and which still is in effect has been entered into by either or both of the Employers and no discussions and/or negotiations are being conducted which relate to the same, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

            (A) pay to the Executive, in monthly installments beginning with the first business day of the month following the Date of Termination, an aggregate cash severance amount equal to the amount of the Executive's Annual Compensation divided by 12 and multiplied by the number of months remaining under the term of the Agreement (as such term may have been extended pursuant to Section 2(a)) had the Executive's employment not been terminated. Provided, that the aggregate cash severance amount payable under this subparagraph (A) shall not exceed 2.99 times the Executive's Annual Compensation. Provided further, that said payments shall be made over the number of months remaining under the term of the Agreement (as such term may have been extended pursuant to Section 2(a)) had the Executive's employment not been terminated.

            (B) For a period ending at the earlier of (i) the expiration of twelve (12) months from the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those covered by this subparagraph (B), at same relative cost to the Executive as paid thereby prior to the Date of Termination), Employers shall make a monthly payment to Executive in an amount equal to the greater of $1,500 or the aggregate amount of premium paid by Executive during said month for coverage under those plans and programs for which Executive made an election to continue coverage pursuant to COBRA.

            (C) At the election of Executive, the severance amount required to be paid to the Executive under subparagraph (A) above may be paid to the Executive in a lump sum within five (5) days of the Date of Termination.

         (ii) In the event that the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the employers which has not been cured within fifteen (15) days after written notice of non-compliance has been given by the Executive to the Employers or for Good Reason, and on or prior to the Executive's Date of Termination there has been a Change in Control of the Corporation or a written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by either or both of the Employers or discussions and/or negotiations are being conducted by either of such entities which relate to the same, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

            (A) pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, an aggregate cash severance amount equal to 2.99 times the Executive's Annual Compensation, and

            (B) For a period ending at the earlier of (i) the expiration of thirty-six (36) months from the Executive's Date of Termination or
            (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those covered by this subparagraph (B), at the same relative cost to the Executive as paid thereby prior to the Date of Termination), Employers shall make a monthly payment to Executive in an amount equal to the greater of $1,500 or the aggregate amount of premium paid by Executive during said month for coverage under those plans and programs for which Executive made an election to continue coverage pursuant to COBRA (or similar plans and programs after the expiration of Executive's COBRA rights).

            (C) At the election of Executive, more than 90 days before a change in control of the Corporation, the severance amount required to be paid to the Executive under subparagraph (A) above may be paid to the Executive in the manner he elects using the form attached as Exhibit A.

            (D) At any time not later than 10 business days after a Change in Control of the Corporation, the Employers shall (i) establish a grantor trust (the "Trust") that has terms consistent with Revenue Procedure 9264 and has a corporate trustee reasonably acceptable to the Executive (ii) contribute to the Trust an amount that the Employers and the Executive reasonably project to be sufficient to fund the payment of all benefits that are or may become payable pursuant to any subsection of Section 5 (a)(ii) of this Agreement,
            (iii) provide the Trust with a written direction to both hold said amount and any investment return thereon in a segregated account for the benefit of the Executive, and (iv) authorize the trustee to distribute Trust assets to the Executive in accordance with the Executive's written election on the form attached as Exhibit A. Upon the Trust's final payment of all amounts due under this Agreement, the trustee shall pay to the Employers the entire balance remaining in the segregated account maintained for the benefit of the Executive. The Executive shall thereafter have no further interest in the Trust.

      6. PAYMENT OF ADDITIONAL BENEFITS UNDER CERTAIN CIRCUMSTANCES.

      (a) If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code (the "Initial Parachute Payment"), then the Employers shall pay to the Executive, in either thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum as of the Date of Termination (at the Executive's election), a cash amount equal to the sum of the following:

            (A) twenty (20) percent (or such other percentage equal to the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Employers, as defined in Section 280G(b)(3) of the Code, with the difference between the Initial Parachute Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment";

            (B) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and federal income and excise taxes on the payment provided under clause (A) above. Notwithstanding the preceding sentence, the Executive shall be responsible for the payment of any additional state and federal income and excise taxes that may be imposed on the payment of the tax allowance under this paragraph. In computing such tax allowance, the payment to be made under clause (A) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                     Tax Rate
                         GUP =      _______________
                                1 - Tax Rate

            The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate, including any applicable excise tax rate, applicable to and payable by the Executive in the year in which the payment under clause (A) above is made.

      (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in
Section 280G(b)(l) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment"), then the Employers' independent tax counsel or accountants shall determine the amount (the "Adjustment Amount") which either the Executive must pay to the Employers or the Employers must pay to the Executive in order to put the Executive (or the Employers, as the case may be) in the same position the Executive (or the Employers, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel or accountants shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Employers shall pay the Adjustment Amount to the Executive or the Executive shall repay the Adjustment Amount to the Employers, as the case may be.

      (c) In each calendar year that the Executive receives payments of benefits under this Section 6, the Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent tax counsel or accountants of the Employers as described above. Provided that the Executive reports such information in accordance with the Employers' written directions, the Employers shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorneys' fees, interest, fines and penalties) which the Executive incurs as a result of so reporting such information. The Executive shall promptly notify the Employers in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section 6 is being reviewed or is in dispute. The Employers shall assume control at their expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this
Section 6) and the Executive shall cooperate fully with the Employers in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Employers may have in connection therewith without the prior written consent of the Employers.

      7. MITIGATION; EXCLUSIVITY OF BENEFITS.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor, except as otherwise provided herein, shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefits plans of the Employers or otherwise.

      8. WITHHOLDING. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

      9. ACKNOWLEDGEMENTS OF THE EXECUTIVE. Executive acknowledges that:

      (a) The Employers have conferred the benefit of an increase in annual compensation and an increase in severance benefits upon the Executive because and on condition of Executive's willingness to commit Executive's best efforts and loyalty to the Employers including abiding by the confidentiality and noncompetition provisions, as well as the other provisions hereof;

      (b) In the event of any violation of Sections 10 or 11 of this Agreement by Executive, monetary damages alone will be inadequate to compensate the Employers and the Employers will be entitled to injunctive relief against Executive in addition to any other remedies provided by law or in equity; and

      (c) The Executive hereby acknowledges that the Executive has read and fully understands the Executive's duties and obligations as set forth in Sections 10 and 11 and that by virtue of the Executive's background and experience such duties and obligations would not unduly restrict the Executive's legitimate efforts to earn a livelihood following any termination of the Executive's employment with the Employers.

      10. CONFIDENTIALITY.

      (a) Executive recognizes and acknowledges that during Executive's term of employment with the Employers, Executive has had and will have access to, has been and will be provided with and, in some cases, has prepared or will prepare certain confidential and proprietary business information and trade secrets of the Employers, including but not limited to business plans and information all of which are of substantial value to the Employers in their business.

      (b) Executive understands and agrees that if, during the term of employment or at any time thereafter, Executive discloses to third parties, uses for Executive's own benefit or for the benefit of third parties, or copies or makes notes of any of the aforementioned confidential and proprietary information and trade secrets (except as may be required by Executive's duties with the Employers), such conduct shall constitute a breach of the confidence and trust bestowed upon the Executive by the Employers and the Executive herein expressly agrees that injunctive relief, in addition to any other remedies provided by law or in equity, shall be necessary and appropriate in the event of such conduct by the Executive.

      (c) Executive agrees not to use or cause to be used for Executive's own benefit or for the benefit of any third parties or to disclose to any third party in any manner, directly or indirectly, any information of a confidential or proprietary nature, trade secrets or any other knowledge or information, except that which is public knowledge, of or relating to the business of the Executive at any time during or after the Executive's employment with the Employers without the express prior written consent of the Employers.

      (d) The Executive agrees to return to the Employers either before or immediately upon the termination of the Executive's employment with the Employers any and all written information, materials or equipment which constitutes, contains or relates in any way to proprietary or confidential information or trade secrets of the Employers, as well as any other documents, equipment and materials of any kind relating in any way to the business of the Employers which are or may be in the possession, custody or control of the Executive which are or may be the property of the Employers whether confidential or not, including any and all copies thereof which may have been made by or for Executive.

      (e) The Executive agrees that, during the Executive's term of employment with the Employers and thereafter, and except as may be required in the performance of the Executive's duties with the Employers, the Executive will not utilize for the Executive's own benefit or that of any third party and will not use or disclose to any third party the Executive's knowledge of or any information concerning the internal organization or business structure of the Employers or the work assignments or capabilities of any officer and/or employee of the Employers without the express prior written consent of the Employers.

      11. NONCOMPETITION AGREEMENT. The Executive agrees that:

      (a) During the Executive's term of employment with the Employers, the Executive will not compete in any way with the Employers, directly or indirectly, and will not consult with or have any interest in any business, firm, person, partnership, corporation or other entity, whether as employee, officer, director, agent, security holder, creditor, consultant or otherwise, which competes with the Employers, directly or indirectly, in any aspect of the business of the Employers; provided, however, that this Section 11 shall not be deemed to prevent Executive's mere ownership of 5 % or less of the capital stock of any publicly held entity.

      (b) During the period of six (6) months following the termination of the Executive's employment with the Employers, the Executive, without the express prior written consent of the Employers, will not consult with, accept employment with or have any interest in any business, firm, person, partnership, corporation or other entity which competes, directly or indirectly, with the Employers.

      (c) The Executive acknowledges and agrees that such businesses which compete with the Employers include, without limitation, those businesses which provide banking and lending services in the Commonwealth of Pennsylvania.

      (d) The Executive agrees that for six (6) months following the termination of his employment with the Employers, Executive shall not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee of the Employers to leave such employ for any reason whatsoever or directly or indirectly solicit the trade of or trade with any customers of the Employers.

      (e) For a period of six (6) months following the termination of his employment with the Employers, Executive agrees to inform any subsequent employer in any competing business and other entities in any competing business for whom Executive performs services, prior to accepting Executive's employment or engagement, of the existence of this Agreement and the restrictions hereunder and to inform the Employers, upon the acceptance of employment or engagement in any competing business, of the identity of Executive's new employer, the nature of such new employer's business and Executive's new position, duties and responsibilities.

      (f) The Executive expressly agrees (i) in the event of a violation of these noncompetition provisions by the Executive, monetary damages alone will be inadequate to compensate the Employers and the Employers will be entitled to injunctive relief against the Executive in addition to any other remedies provided by law or in equity and (ii) that the noncompetition obligations contained herein shall be extended by the length of time during which the Executive shall have been in breach thereof.

      12. SEVERABILITY. If any term, provision, paragraph or section of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall not effect the remaining terms, provisions or paragraphs or sections of this Agreement which shall continue to be given full force and effect. If any term, provision, paragraph or section of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the duration thereof or the geographical area included therein, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or restrict the geographical areas of such term, provision, paragraph or section and/or to delete such specific works or phrases which the court shall deem necessary to permit enforcement of such term, provision, paragraph or section in restricted form. Should any court of competent jurisdiction find any term, provision, paragraph or section of this Agreement invalid or unenforceable, or enforceable only in restricted form, then any such finding shall apply only to the jurisdiction of such Court and shall not serve to alter or amend this Agreement in any other jurisdiction.

      13. ASSIGNABILITY. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of laws or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      14. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

          To the Employers: Chairman of the Board
                            Laurel Capital Group, Inc.
                            2724 Harts Run Road
                            Allison Park, Pennsylvania 15101

          To the Executive: Edwin R. Maus
                            2570 Cole Road
                            Wexford, Pennsylvania 15090

      15. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      16. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania. Any actions brought with respect to this Agreement or performance of services hereunder may be brought only in the state or federal courts of Allegheny County, Pennsylvania and the parties consent to the jurisdiction and venue therein.

      17. NATURE OF OBLIGATIONS. To the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

      18. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      20. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder, including 12 C.F.R. Part 359.

      21. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                     LAUREL CAPITAL GROUP, INC.

______________________________              By:  _______________________________
John A. Howard, Jr., Secretary                        Richard J. Cessar
                                                      Chairman of the Board

Attest:                                     LAUREL SAVINGS BANK

______________________________              By:  _______________________________
John A. Howard, Jr., Secretary                        Richard  J. Cessar
                                                      Chairman of the Board

Witness:

______________________________              By:  _______________________________
                                                      Edwin R. Maus

                           LAUREL CAPITAL GROUP, INC.
                               LAUREL SAVINGS BANK
                              EMPLOYMENT AGREEMENT

                       Special Election of Payment Method
                            After a Change in Control

      AGREEMENT, made this _______________day of _______________________, by and between Laurel Capital Group, Inc. (the "Corporation"), Laurel Savings Bank (the "Bank"), and the undersigned executive (the "Executive") of the Corporation and the Bank with respect to the payment of severance benefits ("Benefits") to the Executive pursuant to Section 5(c)(ii)(C) of the Executive's employment agreement (the "Agreement") with the Corporation and the Bank (the "Employers") dated ____________________.

NOW THEREFORE, it is mutually agreed as follows:

1. Form of Payment. The Executive's Benefits shall be distributed in cash as follows:

[ ]   in one lump sum payment.

[ ] in substantially equal annual payments over a period of ____________ years (no more than 15).

2. Timing of Payment. Distribution of the Executive's Benefits shall begin as soon as practicable after -

[ ]   a change in control closes.

[ ]   the January 1st after a change in control closes.

[ ] the ____________annual anniversary of the January 2nd after a change in control closes.

3. Frequency of Payment. The Executive shall receive installment payments, if elected as a form of payment, on a __________monthly, ____________quarterly, __________semi-annual, or ____________annual basis.

4. Form of Payment to Beneficiary. In the event of the Executive's death any unpaid Benefits shall be distributed to his or her designated beneficiary -

[ ] in one lump sum payment, determined in the manner described in paragraphs 1 and 2 hereof.

                                   Exhibit "A"

[ ] in accordance with the payment schedule selected in paragraphs 1, 2, and 3 hereof (with payments made as though the Executive survived to collect all Benefits, and as though the Executive terminated service on the date of his or her death, if payments had not already begun).

5. Designation of Beneficiary. In the event of the Executive's death before he or she has collected all of the Benefits payable under the Agreement, the Executive hereby directs that any amounts unpaid under the Agreement be distributed to the beneficiary or beneficiaries designed under subparagraphs a and b of this paragraph 5 in the manner elected pursuant to paragraph 4 above:

      a. Primary Beneficiary. The Executive hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid Benefits under the Agreement.

Name of Primary
 Beneficiary                  Mailing Address                Percentage of Death Benefit
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

      b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Executive's death, the Executive hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Agreement.

Name of Contingent
   Beneficiary                  Mailing Address              Percentage of Death Benefit
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

6. Effect of Election. The elections made in paragraphs 1, 2, and 3 hereof shall become irrevocable on the date 90 days before the closing of a change in control. The Executive may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Executives' death.

7. Mutual Commitments. The Employers agree to make payment of all amounts due the Executive in accordance with the terms of the Agreement and the elections made by the Executive herein. The Executive agrees to be bound by the terms of the Agreement, as in effect on the date hereof or properly amended hereafter. The parties recognize and agree that this Agreement supercedes and nullifies any prior distribution election to the extent that it is inconsistent herewith.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Attest:                             LAUREL CAPITAL GROUP, INC.

______________________________      By: ________________________________________
John A. Howard, Jr., Secretary              Richard J. Cessar
                                            Chairman of the Board

Attest:                             LAUREL SAVINGS BANK

______________________________      By: ________________________________________
John A. Howard, Jr., Secretary              Richard J. Cessar
                                            Chairman of the Board

Witness:

_______________________________     By:_________________________________________
                                            Edwin R. Maus

                               AMENDMENT NUMBER 1
                                     TO THE
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                     BETWEEN
                           LAUREL CAPITAL GROUP, INC.,
                              LAUREL SAVINGS BANK,

And
EDWIN R. MAUS

      WHEREAS, Laurel Capital Group, Inc. (the "Corporation"), a Pennsylvania-chartered bank holding company, and Laurel Savings Bank (the "Bank"), a Pennsylvania-chartered savings bank and wholly owned subsidiary of the Corporation (collectively the "Employers"), and Edwin R. Maus (the "Executive") entered into an Amended and Restated Employment Agreement dated February 28, 2003 (such Agreement referred to hereinafter as the "Agreement"); and

      WHEREAS, the Board of Directors of the Employer and Executive desire to amend the Agreement to reflect certain mutually agreed upon revisions.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Employers and Executive do hereby agree to amend the Agreement as follows:

1. Section 1(h)(i) of the Agreement is hereby rescinded and deleted and replaced in its entirety by the following:

      1(h)(i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers immediately prior to a Change in Control of the Corporation or the assignment by the Employers to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control of the Corporation;

2. The first paragraph of Section 5(c)(ii) of the Agreement is hereby rescinded and deleted in its entirety and replaced by the following:

      5(c)(ii) In the event that the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Employers which has not been cured within fifteen (15) days after written notice of non-compliance has been given by the Executive to the Employers or for Good Reason or by the Executive for any reason within the first sixty (60) days following the one year anniversary of the Change in Control of the Corporation, and on or prior to the

      Executive's Date of Termination there has been a Change in Control of the Corporation or a written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by either or both of the Employers or discussions and/or negotiations are being conducted by either of such entities which relate to the same, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

3. Section 2(a) of the Agreement is hereby rescinded and deleted in its entirety and replaced by the following:

      (a) The Employers hereby employ the Executive as President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of the Bank and Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall commence on February 28, 2004 and shall continue until February 28, 2007. Subject to the requirements of the succeeding sentence, commencing July 1, 2004 ("Renewal Date") and on each July 1st thereafter, the term of this Agreement shall be deemed automatically, without further action, to extend for an additional year. Prior to the anniversary of the Renewal Date and each annual anniversary thereafter, the Boards of Directors of the Employers shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Boards of Directors do not approve such extension and provide written notice to the Executive of such event or the Executive gives written notice to the Employers of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date of the \Renewal Date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

4. All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment No. 1 except that the compensation of Executive shall be that amount which is presently in effect as determined by the Board of Directors of the Employer and not the initial compensation referred to in Section 3(a) of the Agreement.

      This Amendment No. 1 to the Agreement shall be deemed effective as of February 28, 2004.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of this _____ day of ________ 2004.


ATTEST:                                       LAUREL CAPITAL GROUP, INC.

_________________________________             By:_______________________________
Witness                                       Title:____________________________
ATTEST:                                       LAUREL SAVINGS BANK

_________________________________             By:_______________________________
Witness                                       Title:____________________________

                                              EXECUTIVE
_________________________________             __________________________________
Witness                                       Edwin R. Maus